As filed with the Securities and Exchange Commission on September 7, 2012

Registration No. 333-183586

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ExactTarget, Inc.

(Exact name of registrant as specified in its charter)

Delaware	7372	20-1367351
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

20 North Meridian Street, Suite 200

Indianapolis, Indiana 46204

(317) 423-3928

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Scott D. Dorsey

Chief Executive Officer

20 North Meridian Street, Suite 200

Indianapolis, Indiana 46204

(317) 423-3928

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Howard B. Adler Gibson, Dunn & Crutcher LLP 1050 Connecticut Avenue, N.W. Washington, DC 20036-5306	Steven K. Humke Ice Miller LLP One American Square Suite 2900 Indianapolis, IN 46282-0200	J. Robert Suffoletta, Jr. Wilson Sonsini Goodrich & Rosati, P.C. 900 South Capital of Texas Highway Las Cimas IV, Fifth Floor Austin, TX 78746

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The sole purpose of this amendment is to file an exhibit to the registration statement as indicated in Item 16(a) of Part II of this amendment and the Exhibit Index. No change is made to the preliminary prospectus constituting Part I of the registration statement or Items 13, 14, 15, or 17 of Part II of the registration statement. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II, the signature page of the registration statement, the Exhibit Index and the filed exhibit.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules

(a) Exhibits

A list of exhibits filed as part of this registration statement is set forth in the Exhibit Index, which is incorporated herein by reference.

II-1

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on September 7, 2012.

EXACTTARGET, INC. (Registrant)

By:	/s/ Scott D. Dorsey
Scott D. Dorsey
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on September 7, 2012:

Signature		Title

By:	/s/ Scott D. Dorsey Scott D. Dorsey	Chief Executive Officer and Chairman (Principal Executive Officer)

By:	/s/ Steven A. Collins Steven A. Collins	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

By:	* Michael M. Brown	Director

By:	* Matthew W. Ferguson	Director

By:	* Timothy I. Maudlin	Director

By:	* Rory T. O’Driscoll	Director

By:	* Scott M. Maxwell	Director

By:	* David L. Yuan	Director

*By:	/s/ Scott D. Dorsey
Scott D. Dorsey Attorney-in-Fact

II-2

EXHIBIT INDEX

Exhibit Number	Description

1.1	Form of Underwriting Agreement

3.1*	Amended and Restated Certificate of Incorporation of the Registrant

3.2*	Amended and Restated Bylaws of the Registrant

4.1

Form of Common Stock Certificate (which is incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, File No. 333-178147, filed with the SEC on March 5, 2012)

4.2

Fourth Amended and Restated Stockholders’ Agreement, dated March 28, 2011, by and among Registrant and certain security holders of the Registrant (which is incorporated herein by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1, File No. 333-178147, filed with the SEC on November 23, 2011)

4.3

Fourth Amended and Restated Registration Rights Agreement, dated March 28, 2011, by and among Registrant and certain security holders of the Registrant (which is incorporated herein by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1, File No. 333-178147, filed with the SEC on November 23, 2011)

5.1*	Opinion of Ice Miller LLP

10.1†

2004 Stock Option Plan and form of Stock Option Agreement (which is incorporated herein by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1, File No. 333-178147, filed with the SEC on December 30, 2011)

10.2†	2008 Equity Incentive Plan (which is incorporated herein by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1, File No. 333-178147, filed with the SEC on March 5, 2012)

10.3†

Form of Stock Option Agreement under the 2008 Equity Incentive Plan (which is incorporated herein by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on May 14, 2012)

10.4*	Restatement of ExactTarget, Inc. Non-Employee Directors Restricted Stock Plan

10.5†

Form of Restricted Stock Agreement between Registrant and independent directors (which is incorporated herein by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on May 14, 2012)

10.6†

Form of Restricted Stock Agreement between Registrant and employees (which is incorporated herein by reference to Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on May 14, 2012)

10.7†

Form of Employment Agreement between Registrant and each of Scott D. Dorsey, Traci M. Dolan, Scott S. McCorkle, Andrew J. Kofoid, Steven A. Collins and Timothy B. Kopp (which is incorporated herein by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1, File No. 333-178147, filed with the SEC on February 23, 2012)

10.8

Form of Indemnification Agreements between Registrant and each of the directors of Registrant (which is incorporated herein by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1, File No. 333-178147, filed with the SEC on February 23, 2012)

10.9#

Patent License Agreement (Nonexclusive) between Registrant, Subscribermail, LLC and Hula Holdings, LLC, dated March 24, 2006 (which is incorporated herein by reference to Exhibit 10.7 to the Registrant’s Registration Statement on Form S-1, File No. 333-178147, filed with the SEC on December 30, 2011)

Exhibit Number	Description

10.10

Lease Agreement for the Guaranty Building between Guaranty Holdings Company, LLC and Registrant dated March 16, 2005 (which is incorporated herein by reference to Exhibit 10.8 to the Registrant’s Registration Statement on Form S-1, File No. 333-178147, filed with the SEC on December 30, 2011)

10.10(a)

First Amendment to Lease Agreement between Guaranty Holdings Company, LLC and Registrant, dated January 16, 2006 (which is incorporated herein by reference to Exhibit 10.8(a) to the Registrant’s Registration Statement on Form S-1, File No. 333-178147, filed with the SEC on December 30, 2011)

10.10(b)

Second Amendment to Lease Agreement between Guaranty Holdings Company, LLC and Registrant, dated April 26, 2007 (which is incorporated herein by reference to Exhibit 10.8(b) to the Registrant’s Registration Statement on Form S-1, File No. 333-178147, filed with the SEC on December 30, 2011)

10.10(c)

Third Amendment to Lease Agreement between Guaranty Holdings Company, LLC and Registrant dated November 5, 2007 (which is incorporated herein by reference to Exhibit 10.8(c) to the Registrant’s Registration Statement on Form S-1, File No. 333-178147, filed with the SEC on December 30, 2011)

10.10(d)

Fourth Amendment to Lease Agreement between Guaranty Holdings Company, LLC and Registrant, dated April 1, 2011 (which is incorporated herein by reference to Exhibit 10.8(d) to the Registrant’s Registration Statement on Form S-1, File No. 333-178147, filed with the SEC on December 30, 2011)

10.11

Gibson Building Office Lease between American United Life Insurance Company and Registrant, dated May 27, 2008 (which is incorporated herein by reference to Exhibit 10.9 to the Registrant’s Registration Statement on Form S-1, File No. 333-178147, filed with the SEC on December 30, 2011)

10.11(a)

First Amendment to Gibson Building Office Lease between American United Life Insurance Company and Registrant, dated May 22, 2009 (which is incorporated herein by reference to Exhibit 10.9(a) to the Registrant’s Registration Statement on Form S-1, File No. 333-178147, filed with the SEC on December 30, 2011)

10.11(b)

Second Amendment to Gibson Building Office Lease between American United Life Insurance Company and Registrant, dated August 7, 2009 (which is incorporated herein by reference to Exhibit 10.9(b) to the Registrant’s Registration Statement on Form S-1, File No. 333-178147, filed with the SEC on December 30, 2011)

10.12

Office Building Lease between Century Building Investment Group, LLC and Registrant, dated June 30, 2010 (which is incorporated herein by reference to Exhibit 10.10 to the Registrant’s Registration Statement on Form S-1, File No. 333-178147, filed with the SEC on December 30, 2011)

10.12(a)

First Amendment to the Office Building Lease between Century Building Investment Group, LLC and Registrant, dated January 10, 2010 (which is incorporated herein by reference to Exhibit 10.10(a) to the Registrant’s Registration Statement on Form S-1, File No. 333-178147, filed with the SEC on December 30, 2011)

10.12(b)

Second Amendment to the Office Building Lease between Century Building Investment Group, LLC and Registrant, dated February 22, 2011 (which is incorporated herein by reference to Exhibit 10.10(b) to the Registrant’s Registration Statement on Form S-1, File No. 333-178147, filed with the SEC on December 30, 2011)

10.12(c)

Third Amendment to the Office Building Lease between Century Building Investment Group, LLC and Registrant, dated June 22, 2012 (which is incorporated herein by reference to Exhibit 10.10(c) to the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on August 10, 2012)

Exhibit Number	Description

21.1*	List of subsidiaries

23.1*	Consent of Ice Miller LLP (included in Exhibit 5.1)

23.2*	Consent of KPMG LLP

24.1*	Powers of Attorney (included on signature page of the initial registration statement)

101&*

Financial Statements from the Company’s Form S-1 formatted in XBRL: (i) Consolidated Balance Sheets as of December 31, 2010 and 2011 and June 30, 2012, (ii) Consolidated Statements of Operations and Comprehensive Loss for the years ended December 31, 2009, 2010 and 2011 and the six months ended June 30, 2011 and 2012, (iii) Consolidated Statements of Redeemable Convertible Preferred Stock and Stockholders’ Equity for the years ended December 31, 2009, 2010 and 2011 and the six months ended June 30, 2012, (iv) Consolidated Statements of Cash Flows for the years ended December 31, 2009, 2010 and 2011 and the six months ended June 30, 2011 and 2012, and (v) Notes to Consolidated Financial Statements.

*	Previously filed with this registration statement.
†	Indicates management contract or compensatory plan or arrangement.
#	Certain portions have been omitted pursuant to a confidential treatment request. Omitted information has been filed separately with the SEC.
&	In accordance with Rule 406T of Regulation S-T, the information in these exhibits is furnished and deemed not filed or part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, is deemed not filed for purposes of Section 18 of the Exchange Act of 1934, as amended, and otherwise is not subject to liability under these sections.